Exhibit 10.4

Technical Development Services Agreement

Contract No.: ____

This Agreement is entered into by and between the following Parties for the purpose of specifying the particulars of the technical development services and the rights and obligations of both Parties. This Agreement shall take effect from the date of execution.

Party A (Commissioning Party): Merry International Technical Services (Hong Kong) Limited

Business Registration Number: 69772907

Party B (Service Provider): ____

Business Registration Number: ____

In view of Party A’s business development needs for technical development, and in reliance upon Party B’s professional capabilities and service qualifications in the technical field, and in accordance with the relevant laws and regulations, the Parties, through full consultation, hereby agree upon the following terms and conditions:

1. Scope and Content of Services

(1)	Full-Cycle System Management: Party B shall implement full-process maintenance of Party A’s systems, from the initial deployment of system software, version iteration and updates, to the timely installation of security patches, ensuring stable system operation throughout the entire process. In the event of system failures, error reports, or other abnormal situations, Party B undertakes to respond immediately, promptly identify and resolve the issues, and minimise the impact on Party A’s business operations to the greatest extent.

(2)	Performance Monitoring and Optimisation: Through the use of professional performance monitoring tools and data analysis methods, Party B shall track system operation status in real time and conduct in-depth analysis of system data. Based on the analysis results, Party B shall tailor system optimisation solutions for Party A, systematically implement optimisation measures, and enhance the system’s response speed, processing efficiency, and stability under various complex business scenarios.

(3)	Technical Consultancy and Security Protection: Party B shall provide professional technical consultancy services to Party A. In respect of issues encountered by Party A in critical areas such as technology selection, system architecture design, and software development, Party B shall organise a professional technical team to conduct in-depth research and provide forward-looking and feasible solutions. Party B shall also formulate network security strategies to effectively guard against security risks such as cyber-attacks, virus intrusion, and data leakage.

2. Service Quality Standards

(1)	The technical development services provided by Party B shall strictly comply with applicable national technical standards, industry norms, and the technical requirements agreed upon by the Parties in this Agreement, ensuring that the service quality attains an advanced level within the industry.

(2)	Party B shall establish a comprehensive service quality management system, exercise full-process monitoring and management over the service delivery process, and continuously improve service quality and enhance Party A’s satisfaction through regular service quality assessments and collection of customer feedback.

(3)	All members of Party B’s service team shall possess the requisite professional qualifications and extensive project experience, and shall be proficient in the use of various technical tools and methodologies, so as to provide Party A with professional and efficient technical development services.

3. Term of Agreement

(1)	The service term of this Agreement shall commence from ____ (year) ____ (month) ____ (day) and expire on ____ (year) ____ (month) ____ (day).

4. Service Fees and Payment Arrangements

(1)	The total service fee under this Agreement is HKD ____ (in words: Hong Kong Dollars ____ only) (HKD: ____). Party B shall carry out technical development in accordance with Party A’s development requirements (as detailed in the attached Functional Requirements List). Party A shall inspect and accept the deliverables submitted by Party B based on the development progress and issue the corresponding Acceptance and Settlement Report. Both Parties shall confirm the settlement amount in accordance with the accepted content, and Party A shall pay the service fee in full after verification.

(2)	The aforesaid fee shall include all costs incurred by Party B in providing the services contemplated under this Agreement, including but not limited to labour costs, technical research and development costs, training expenses, and travelling expenses.

5. Rights and Obligations of Both Parties

(I) Rights and Obligations of Party A

(1)	Party A shall have the right to require Party B to provide technical development services in accordance with the service content, service standards, and service term stipulated in this Agreement, and shall have the right to supervise, inspect, and assess Party B’s service quality.

(2)	Party A shall actively cooperate with Party B in the performance of the services, promptly provide Party B with the relevant materials, information, equipment, and working conditions as required, and provide necessary work conveniences for Party B’s service personnel.

(3)	Party A shall pay the service fees to Party B in accordance with the time and manner stipulated in this Agreement.

(II) Rights and Obligations of Party B

(1)	Party B shall have the right to charge service fees from Party A in accordance with this Agreement.

(2)	Party B shall establish a professional service team and provide quality and efficient technical development services to Party A in strict accordance with the service content, service standards, and service term stipulated in this Agreement. Without the prior written consent of Party A, Party B shall not replace any core members of the service team without authorisation.

(3)	Party B shall cooperate with Party A in testing and acceptance work, including but not limited to systems, software, documentation, back-end login accounts and passwords, data, and information relating to this Project.

(4)	Party B shall strictly comply with its confidentiality obligations and shall strictly keep confidential all of Party A’s sensitive information, including but not limited to trade secrets, technical secrets, and customer information, which comes to Party B’s knowledge during the provision of services. Party B shall not disclose such information to any third party or use it for any purpose other than the purposes of this Agreement. The confidentiality period shall commence from the effective date of this Agreement and continue for [3] years following termination of this Agreement.

(5)	Party B shall adopt necessary security protection measures during the provision of services to safeguard the security of Party A’s data and systems. If any loss is caused to Party A, including but not limited to data leakage or system failure, due to Party B’s acts or omissions, Party B shall bear the corresponding liability for compensation.

6. Liability for Breach of Agreement

(1)	If Party B fails to provide the technical development services in accordance with this Agreement, Party B shall pay to Party A a penalty equal to [5%] of the technical service fee settled for the relevant cycle for each breach. If any other loss is caused to Party A as a result of Party B’s breach, Party B shall also bear the corresponding liability for compensation.

(2)	If Party B breaches its confidentiality obligations by disclosing or using Party A’s sensitive information to a third party, Party A shall have the right to terminate this Agreement immediately and require Party B to pay a penalty of [10%] of the contract price. If the penalty is insufficient to compensate Party A’s loss, Party B shall bear full liability for compensation.

(3)	If either Party breaches any other provision of this Agreement and causes loss to the other Party, the defaulting Party shall bear the corresponding liability for compensation.

7. Dispute Resolution

(1)	The execution, performance, interpretation, and dispute resolution of this Agreement shall be governed by the laws and regulations of the Hong Kong Special Administrative Region of the People’s Republic of China.

(2)	In the event of any dispute arising from the performance of this Agreement, the Parties shall first seek to resolve the dispute through amicable consultation. If consultation fails, either Party shall have the right to submit the dispute to a court of competent jurisdiction.

8. Miscellaneous Provisions

(1)	This Agreement shall take effect from the date of execution by both Parties (by signature or affixation of seal). This Agreement is made in duplicate, with Party A and Party B each holding one copy, and both copies shall have equal legal effect.

(2)	Matters not covered by this Agreement may be addressed by a supplemental agreement entered into by the Parties. A supplemental agreement shall have equal legal effect as this Agreement. In the event of any inconsistency between the provisions of a supplemental agreement and this Agreement, the supplemental agreement shall prevail.

(The text above concludes here. The following page is for execution purposes only.)

Party A (Signature/Seal): Merry International Technical Services (Hong Kong) Limited

Party B (Signature/Seal): ____

Date of Execution: ____ (year) ____ (month) ____ (day)

Annex: Functional Requirements List

No.	Functional Requirements	Currency (USD / Equivalent HKD)
1
2	***
3	***
Total		1,700,000.00

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